Exhibit 10.3

MEMORANDUM OF AGREEMENT

Dated: November 4th, 2015

Blue Sky NM, Inc., a corporation formed under the laws of New Mexico, herein called the “Sellers”, have agreed to sell, and Rockdale Resources Corporation, a corporation formed under the laws of Colorado hereinafter called the “Buyers”, have agreed to buy the Note and ALL Sellers rights under the Orbit Petroleum Bankruptcy Trustee Note (“OPBTN”), on the following terms and conditions:

Definitions

“Parties” means the Sellers and the Buyers.

“Purchase Price” means the price for the Note as stated in Clause 1 (Purchase Price).

1.	Purchase Price

The Purchase Price is Six Million (6,000,000) unregistered shares of Rockdale Resources Corporation, currently trading on the OTCQB under the symbol BBLS.

2.	Payment

I.	The Buyers shall issue, or cause to be issued, to the Sellers Six Million (6,000,000) Shares of Rockdale Resources Corporation on the OTCQB under the symbol BBLS.

3.	Closing

The Closing shall take place on or before November 4th, 2015.

4.	Included Assets

Orbit Petroleum Bankruptcy Trustee Note (“OPBTN”)

5.	Representations and Warranties

The Seller is selling OPBTN in "AS IS" CONDITION AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS.

The sale of the OPBTN is outright and definite.

The Buyer have conducted the necessary due diligence and have made the necessary inspections.

6.	Documentation

The place of closing: The offices of the Buyers in Houston, Texas.

(a) In exchange for Purchase Price the Sellers shall provide the Buyers with the following Closing documents:

(i)	Assignment of the OPBTN

(ii)	Evidence that all necessary corporate, shareholder and other action has been taken to authorize the execution and performance of this Agreement.

(b) At the time of Closing, the Buyers shall provide the Sellers with the following Closing documents:

(i)
Assignment and/or issuance of 6,000,000 unrestricted, unregistered BBLS shares which shall be evidenced by properly executed instructions to the Transfer Agent to issue the shares directly to the Seller.

(ii)	Evidence that all necessary corporate, shareholder and other action has been taken to authorize the execution and performance of this Agreement.

7.	Taxes, fees and expenses

Each party shall bear its own expenses incurred in completion of this transaction.

8.	Law and Arbitration

This Agreement shall be governed by and construed in accordance with law of the State of Texas.

Any disputes arising out of or in connection with this Agreement shall be referred to an Arbitrator.

9.	Notices

All notices to be provided under this Agreement shall be in writing.

Contact details for recipients of notices are as follows:

For the Buyers:            Rockdale Resources Corporation
710 N. Post Oak Rd., Suite 512
Houston, TX 78024
Attention: Leo Womack
Email: l.womack@rockdaleresources.com

For the Sellers:             Blue Sky NM, Inc.
320 Gold Avenue SW, Suite 1000
Albuquerque, NM 87102
Attention: Mo Fazil
Email: mofazil@gmail.com

10.	Entire Agreement

The written terms of this Agreement compromise the entire agreement between the Buyers and the Sellers in relation to the sale and purchase of the WI and supersede all previous agreements whether oral or written between the Parties in relation thereto.

Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

Any terms implied into this Agreement by any applicable statute or law, are hereby excluded to the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.

[Signature Page to Follow]

For and on Behalf of the Sellers
Blue Sky NM, Inc. By: __________________________ Name: Title:

For and on Behalf of the Buyers
Rockdale Resources Corporation By: __________________________ Name: Leo Womack Title: Chairman

Exhibit A

Secured Promissory Note

Exhibit B

Financial Assurance & Bonds - NMED